                                                                     EXHIBIT 4.1

                                 AMENDMENT NO. 1
                                       TO
                                RIGHTS AGREEMENT

      AMENDMENT NO. 1 dated as of March 1, 2004 (this "AMENDMENT") between THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the "COMPANY") and EQUISERVE TRUST COMPANY, N.A. (the "RIGHTS AGENT").

      WHEREAS, the Company and the Rights Agent have previously entered into that certain Amended and Restated Rights Agreement dated as of April 15, 2002 (the "RIGHTS AGREEMENT"); and

      WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement as hereinafter set forth and has duly approved this Amendment and authorized its execution and delivery.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given to them in the Rights Agreement, and each reference in the Rights Agreement to "this Agreement", "hereof", "herein", "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Rights Agreement as amended hereby.

      2. Section 1 of the Rights Agreement is hereby amended by amending and restating the definition of "Final Expiration Date" to read in its entirety as follows:

      "FINAL EXPIRATION DATE" shall mean the close of business on June 1, 2004.

      3. Section 18(a) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

      The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (including the reasonable fees and expenses of counsel), for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

      4. Section 20(c) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

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      The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

      5. Exhibit B to the Rights Agreement is hereby amended by amending and restating such Exhibit to read in its entirety as set forth in Attachment 1 hereto.

      6. Exhibit C to the Rights Agreement is hereby amended by amending and restating such Exhibit to read in its entirety as set forth in Attachment 2 hereto.

      7. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely with such State.

      8. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

      9. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect.

                                           THE GOODYEAR TIRE & RUBBER COMPANY

Attest: /s/ Bertram Bell                   By: /s/ C. Thomas Harvie
        ---------------------                  ----------------------------
Name:   Bertram Bell                       Name:  C. Thomas Harvie
Title:  Assistant Secretary                Title: Senior Vice President, General
                                                  Counsel and Secretary

                                           EQUISERVE TRUST COMPANY, N.A.

                                           By: /s/ Daniel J. McGrory
                                               -----------------------------
                                           Name:  Daniel J. McGrory
                                           Title: Managing Director

                                  ATTACHMENT 1

                                                                       EXHIBIT B

                           (Form of Right Certificate]

Certificate No. R-                   Rights

            NOT EXERCISABLE AFTER JUNE 1, 2004 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES RIGHTS MAY NOT BE EXERCISABLE. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

                          EQUISERVE TRUST COMPANY, N.A.

                                Right Certificate

      This certifies that___________ , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of April 15, 2002 (the "Rights Agreement") between THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the "Company"), and EQUISERVE TRUST COMPANY, N.A., a Delaware corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Akron time) on June 1, 2004 at the office of the Rights Agent, or its successors as Rights Agent, in New York, New

*The portion of the legend in brackets
shall be inserted only if applicable.

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York, one one-hundredth of a fully paid and nonassessable share of the Series B
Preferred Stock, without par value (the "Preferred Stock"), of the Company, at a purchase price of $250.00 per share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of July 29, 1996, based on the Preferred Stock of the Company as constituted at such date.

      Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of any such Acquiring Person, Associate of Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who after such transfer, became an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

      As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

      This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and at the executive offices of the Company.

      This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the.Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (a) may be redeemed by the Company at its option at a redemption price of $.001 per Right at any

*The portion of the legend in brackets
shall be inserted only if applicable.

time prior to the earlier of the close of business on (i) the tenth Business Day following the Shares Acquisition Date or (ii) the Final Expiration Date, or (b) may be exchanged in whole or in part for shares of the Common Stock, and/or other securities, cash or other assets of the Company deemed to have the same value as shares of the Common Stock, at any time after a Section 11(a)(ii) Event.

      No fractional shares of the Preferred Stock (or other securities) will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock which may, at the option of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

      No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged for shares of the Common Stock as provided in the Rights Agreement.

      This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and
its corporate seal. Dated as of        , .

[SEAL]

ATTEST:                               THE GOODYEAR TIRE & RUBBER COMPANY

By: _______________________       By:
    Name:                                Name:
    Title:                               Title:

Countersigned:

EQUISERVE TRUST COMPANY, N.A.
       as Rights Agent

By:
        Authorized Signature
Date:

                   (Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificates.)

      FOR VALUE RECEIVED__________________________ hereby sells, assigns and transfers unto

      (Please print name and address of transferee)


this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_______________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ______________,

                                    Signature

Signature Guaranteed:

(Signatures must be guaranteed.)

                                   CERTIFICATE

      The undersigned hereby certifies by checking the appropriate boxes that:

      (1) This Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

      (2) After due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

      (3) Exercising this Right Certificate will [ ] will not [ ] enable the undersigned, its Affiliates, its Associates, and/or any other Person with which the undersigned or any of the undersigned's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of securities of the Company, to become an Acquiring Person.

Dated: _______________
                                             Signature

Signature Guaranteed:

(Signatures must be guaranteed.)

                                     NOTICE

      The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                   Rights evidenced by the Right Certificate.)

To The Goodyear Tire & Rubber Company:

      The undersigned hereby irrevocably elects to exercise_____________ Rights represented by this Right Certificate to purchase the shares of the Series B Preferred Stock issuable upon the exercise of such Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security or other taxpayer identifying number

                         (Please print name and address)

      If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security  or
other taxpayer identifying number

                        (Please print name and address)

Dated: _________________
                                         Signature

Signature Guaranteed:             Signature must conform in all respects to name
(Signatures must be guaranteed.)  of holder as specified on the face of this
                                  Right Certificate)

                                   CERTIFICATE

      The undersigned hereby certifies by checking the appropriate box that:

      (1) This Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

      (2) After due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

      (3) Exercising this Right Certificate will [ ] will not [ ] enable the undersigned, its Affiliates, its Associates, and/or any other Person with which the undersigned or any of the undersigned's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of securities of the Company, to become an Acquiring Person.

Dated: _____________
                                            Signature

Signature Guaranteed:

(Signatures must be guaranteed.)

                                     NOTICE

      The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or.enlargement or any change whatsoever.

                                  ATTACHMENT 2

                                                                       EXHIBIT C

                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK

      On June 4, 1996 the Board of Directors of THE GOODYEAR TIRE & RUBBER COMPANY (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, without par value (the "Common Stock"), of the Company. The distribution is payable on July 29, 1996 (the "Record Date") to the shareholders of record on the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series B Preferred Stock, without par value (the "Preferred Stock"), or in certain circumstances, Common Stock, other securities, cash or assets as summarized below, at a price of $250.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Amended and Restated Rights Agreement (the "Rights Agreement") between the Company and EquiServe Trust Company, N.A., as Rights Agent (the "Rights Agent").

Distribution Date; Transfer of Rights

      Until the earlier to occur of (i) ten days following the date (the "Shares Acquisition Date") of the public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of a number of shares of the Common Stock equal to 15% or more (20% or more in certain limited circumstances) of the outstanding shares of the Common Stock or (ii) ten Business Days following the commencement or announcement of an intention to make a tender offer or exchange offer if, upon consummation thereof, such person would be an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

      The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on June 1, 2004, unless earlier redeemed or exchanged by the Company as described below.

Exercise of Rights for Shares of the Common Stock of the Company

      In the event that a Person becomes an Acquiring Person at any time following the Rights Dividend Declaration Date, each holder of a Right will, after the Distribution Date, have the right to receive, upon exercise, shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right then in effect. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

Exercise of Rights for Shares of the Acquiring Company

      In the event that, at any time following a Section 11(a)(ii) Event, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, the common stock or other capital stock of the acquiring company having a value equal to two times the Purchase Price of the Right then in effect. The events set forth in this paragraph and in the preceding paragraph are referred to as "Triggering Events."

Adjustments to Purchase Price

      The Purchase Price payable, and the number of shares of Preferred Stock (or Common Stock or other securities, as the case may be) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a dividend of shares on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above). Prior to the Distribution Date, the Board of Directors of the Company may make such equitable adjustments as it deems appropriate in the circumstances in lieu of any adjustment otherwise required by the foregoing.

      With certain exceptions, no adjustment in the Purchase Price will be required until the time at which cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

Redemption and Exchange of Rights

      At any time prior to 5:00 P.M. Akron time on the tenth day following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Independent Directors. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights with, if required, the concurrence of the Independent Directors, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      At any time after the occurrence of any of the events set forth under the heading "Exercise of Rights for shares of the Common Stock of the Company" above, the Board of Directors may exchange the Rights (other than Rights owned by an Acquiring Person, which have become void), in whole or in part, at an exchange ratio of one share of the Common Stock, and/or other securities, cash or other property deemed to have the same value as one share of the Common Stock, per Right, subject to adjustment.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

Amendments to Terms of the Rights

      Any of the provisions of the Amended and Restated Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person); provided, that no supplement or amendment may be made on or after the Distribution Date which changes those provisions relating to the principal economic terms of the Rights. The Board may also, with the concurrence of a majority of the Independent Directors, extend the redemption period for up to an additional twenty Business Days.

      A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated on May 2, 2002. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.